GTT Announces Change to Leadership Team
McLean, VA, December 8, 2020 - GTT (NYSE: GTT) today announced that Chief Financial Officer Steven Berns has stepped down from his role as CFO. The company has appointed Donna Granato, previously Senior Vice President of Finance, as interim Chief Financial Officer.
Mr. Berns has agreed to remain available as a resource for the company through January 31, 2021.
GTT Interim CEO Ernie Ortega said, “We greatly appreciate Steven’s partnership, expertise, leadership and many contributions navigating GTT through this critical time. We thank Steven for his dedication to GTT and his support through the transition. I wish him the best in his future endeavors.
We are very fortunate and pleased to have Donna provide her expertise and leadership in the role of interim Chief Financial Officer. Having worked with Mr. Berns for many years, Donna has been an integral member of GTT’s finance team since her arrival in June 2020. Her appointment will ensure that we continue to provide exceptional service to our valued customers, employees, vendors and investors.
We are confident that Donna’s leadership will be invaluable as we work towards closing the sale of GTT’s infrastructure division to I Squared Capital. We remain in ongoing advanced discussions regarding incremental financing to satisfy our liquidity needs."
Ms. Granato will report to Mr. Ortega.

About Donna Granato

Donna Granato has held financial and operational roles of increasing responsibility in such areas as investor relations, corporate finance and mergers and acquisitions. She has deep media and communications experience, having worked at CBS, Viacom, Tribune Company, Interpublic Group, MDC Partners and Omnicom. She also spent two years as a media investment banker at Salomon Smith Barney.

Ms. Granato is a certified public accountant. She graduated from Rider University's undergraduate accounting program and earned an MBA from New York University.

About GTT

GTT connects people across organizations, around the world and to every application in the cloud. Our clients benefit from an outstanding service experience built on our core values of simplicity, speed and agility. GTT owns and operates a global Tier 1 internet network and provides a comprehensive suite of cloud networking services. For more information on GTT (NYSE: GTT), please visit www.gtt.net.

Forward-Looking Statements

This Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of GTT’s management and are subject to significant risks and uncertainties. The above statements regarding GTT's discussions regarding incremental financing and GTT’s proposed sale of its infrastructure division constitute forward-looking statements that are based on GTT’s current expectations. Because these forward-looking statements involve risks and uncertainties, many of which are outside of GTT’s control, there are important factors that could cause future events to differ materially from those in the forward-looking statements. These factors include, but are not limited to, the effects on GTT’s business and clients of general economic and financial market conditions, as well as the following: (1) GTT and I Squared Capital

(the “Buyer”) may be unable to obtain the necessary approvals for GTT’s pending infrastructure sale transaction announced by GTT on October 16, 2020 (the “Transaction”) or the related reorganization (the “Reorganization”) from governmental authorities in a timely manner, on terms acceptable to the sellers and the buyer, or at all; (2) GTT may be unable to obtain from its lenders or noteholders further forbearances, waivers, consents, releases or other agreements that may be necessary to prevent a default under GTT’s credit agreement (the “Credit Agreement”) or the indenture for GTT’s outstanding notes (the “Indenture”) that may be necessary to satisfy the conditions to the closing of the Transaction, either on terms acceptable to GTT or at all, in which case the sale and purchase agreement for the Transaction would terminate unless the Buyer provides a waiver; (3) GTT may not be able to obtain the consent of certain parties to contracts with GTT and its subsidiaries that will be necessary to fully implement the Transaction or the Reorganization, on terms acceptable to GTT or at all; (4) GTT may be unable to obtain financing sufficient to enable it to consummate the Transaction as required at the closing under the sale and purchase agreement for the Transaction; (5) the potential failure to satisfy other closing conditions under the sale and purchase agreement for the Transaction which may result in the Transaction not being consummated; (6) the potential failure of GTT to realize anticipated benefits of the Transaction; (7) risks from relying on the Buyer for various critical transaction services and network services for an extended period under the transition services agreement and the master services agreement contemplated by the sale and purchase agreement for the Transaction; (8) the potential impact of announcement or consummation of the Reorganization and the Transaction on relationships with third parties, including customers, employees and competitors; (9) the ability to attract new customers and retain existing customers in the manner anticipated; (10) GTT’s internal control over financial reporting may be inadequate or have weaknesses of which GTT is not currently aware or which have not been detected, and which, among other things, could impact GTT’s ability to appropriately provide for the purchase price adjustment mechanisms in the sale and purchase agreement for the Transaction; (11) GTT may fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding GTT’s financial statements contained in its financing agreements without obtaining an amendment and/or waiver thereof, which may result in (A) events of default under the Indenture and the Credit Agreement, (B) if the Company is unable to obtain further agreements from creditors with respect to forbearing from exercising remedies, the acceleration of the notes outstanding under the Indenture and GTT’s obligations under the Credit Agreement, and (C) GTT being unable to satisfy its obligations thereunder; (12) existing cash balances and funds generated from operations may not be sufficient to finance GTT’s operations and meet its cash requirements; (13) GTT is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (14) GTT could be subject to cyber-attacks and other security breaches; (15) GTT’s network could suffer serious disruption if certain locations experience damage or as GTT adds features and updates its network; (16) GTT is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by GTT’s underlying clients, or sales commitments to clients that extend beyond GTT’s commitments from its underlying suppliers; (17) GTT may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (18) GTT’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (19) GTT may be affected by information systems that do not perform as expected or by consolidation, competition, regulation, or a downturn in GTT’s industry; (20) GTT may be liable for the material that content providers distribute over its network; (21) GTT has generated net losses historically and may continue to do so; (22) GTT may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (23) GTT may be unable to retain or hire key employees; (24) GTT recently announced management changes; (25) GTT is subject to risks relating to the international operations of its business; (26) GTT may be affected by future increased levels of taxation; (27) GTT has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject GTT to interest rate risk; and (28) review of certain issues related to the recording and reporting of Cost of Telecommunications Services, certain intercompany transactions, bad debt expense, credits issued to customers and related internal controls (the “Review”) and the completion and filing of GTT’s late Quarterly Reports on Form 10-Q for the period ended September 30, 2020 and June 30, 2020 may take longer than expected as a result of the timing or findings of the Review or GTT’s independent registered public accounting firm’s review process. The foregoing list of factors is not exhaustive. GTT does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting GTT’s business and prospects, see “Risk Factors” in GTT’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on GTT’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

GTT Media Inquiries:

Rachel Hawkins, LEWIS
+44-207-802-2602
gttuk@teamlewis.com